UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

June 5, 2007

Date of Report (Date of earliest event reported)

NewStar Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33211	54-2157878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Boylston Street, Suite 1600, Boston, MA 02116

(Address of principal executive offices) (Zip Code)

(617) 848-2500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 5, 2007, NewStar Financial, Inc. (“NewStar”) completed a $600.0 million term debt securitization. The notes offered in the commercial loan obligation (the “Notes”) were issued by NewStar Commercial Loan Trust 2007-1 and are backed by a diversified portfolio of commercial loans originated and serviced by NewStar. Investors purchased approximately $546.0 million of the floating-rate asset-backed notes. This represented approximately 91% of the value of the collateral pool. NewStar retained all of the Class E and Class F notes which totaled approximately $54.0 million, representing 9% of the value of the collateral pool. The blended pricing of the notes was LIBOR plus 0.47%. The notes are expected to mature on February 28, 2017.

The amount, ratings and LIBOR spread of the offered Notes are:

Class	Amount ($ in millions)	Rating (S&P/Moody’s/Fitch)	LIBOR Spread (basis points)	Assumed Weighted Average Life
A-1	$336.5	AAA/Aaa/AAA	0.24	7.96 years
A-2	$100.0	AAA/Aaa/AAA	0.26	7.96 years
B	$24.0	AA/Aa2/AA	0.55	8.44 years
C	$58.5	A/A2/A	1.30	8.44 years
D	$27.0	BBB/Baa1/BBB+	2.30	8.44 years

In connection with the completion of the term debt securitization, NewStar entered into a Commercial Loan Sale Agreement, Note Purchase Agreements, Class A-2 Note Purchase Agreement, Sale and Servicing Agreement, and an Indenture. The Sale and Servicing Agreement, the Commercial Loan Sale Agreement, the Note Purchase Agreements, the Class A-2 Note Purchase Agreement and the Indenture are filed with this report as Exhibits 10.1, 10.2, 10.3, 10.4 and 4.1, respectively, and the descriptions of these documents within this report are qualified in their entirety by the full text set forth in those exhibits, which is incorporated herein by this reference.

The Notes were sold within the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States only to non-U.S. persons in offshore transactions in reliance on Regulation S under the Securities Act. The Notes have not been registered under the Securities Act or any state securities laws, and, unless so registered, the Notes may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report is incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

4.1	Indenture, dated as of June 5, 2007, by and between NewStar Commercial Loan Trust 2007-1, as Issuer, and U.S. Bank N.A., as Trustee. Filed herewith.

10.1	Sale and Servicing Agreement, dated as of June 5, 2007, by and among NewStar Commercial Loan Trust 2007-1, as Issuer, NewStar Commercial Loan LLC 2007-1, as Trust Depositor, the Company, as Originator and Servicer, U.S. Bank N.A., as Trustee, Lyon Financial Services, Inc., as Backup Servicer and Wilmington Trust Company as Owner Trustee. Filed herewith.

10.2	Commercial Loan Sale Agreement, dated as of June 5, 2007, by and between the Company, as Originator and NewStar Commercial Loan LLC 2007-1 as Trust Depositor. Filed herewith.

10.3	Note Purchase Agreements, dated as of June 5, 2007, by NewStar Commercial Loan Trust 2007-1. Filed herewith.

10.4	Class A-2 Note Purchase Agreement, dated as of June 5, 2007, among NewStar Commercial Loan Trust 2007-1, as Issuer, U.S. Bank N.A., as Class A-2 Agent and the Class A-2 Holders party thereto. Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWSTAR FINANCIAL INC.

Date: June 7, 2007	By:	/s/ JOHN K. BRAY
John K. Bray
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Indenture, dated as of June 5, 2007, by and between NewStar Commercial Loan Trust 2007-1, as Issuer, and U.S. Bank N.A., as Trustee. Filed herewith.

10.1	Sale and Servicing Agreement, dated as of June 5, 2007, by and among NewStar Commercial Loan Trust 2007-1, as Issuer, NewStar Commercial Loan LLC 2007-1, as Trust Depositor, the Company, as Originator and Servicer, U.S. Bank N.A., as Trustee, Lyon Financial Services, Inc., as Backup Servicer and Wilmington Trust Company as Owner Trustee. Filed herewith.

10.2	Commercial Loan Sale Agreement, dated as of June 5, 2007, by and between the Company, as Originator and NewStar Commercial Loan LLC 2007-1 as Trust Depositor. Filed herewith.

10.3	Note Purchase Agreements, dated as of June 5, 2007, by NewStar Commercial Loan Trust 2007-1. Filed herewith.

10.4	Class A-2 Note Purchase Agreement, dated as of June 5, 2007, among NewStar Commercial Loan Trust 2007-1, as Issuer, U.S. Bank N.A., as Class A-2 Agent and the Class A-2 Holders party thereto. Filed herewith.